UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2004

Winsonic Digital Media Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. Eastern Avenue, Suite 200, Las Vegas, NV                                    89052

         (Address of principal executive offices)                                               (Zip Code)

Registrant’s telephone number, including area code:  (702) 492-1282

Media and Entertainment.com, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

INTRODUCTORY COMMENT

This Form 8-K is an amendment to (i) the Current Report on Form 8-K filed on August 10, 2004, reporting the signing of the an Agreement and Plan of Reorganization by and among Media and Entertainment.com, Inc., Winsonic Acquisition Sub, Inc. (“Merger Sub”), Winsonic Holdings, Ltd and Winston D. Johnson; and (ii) Amendment No. 1 to the Current Report on Form 8-K filed on October 19, 2004 (the “First Amendment”) reporting the completion of the Merger of Merger Sub with and into Winsonic Digital Cable Systems Network, Ltd. f/k/a Winsonic Holdings, Ltd.

SECTION 2- FINANCIAL INFORMATION

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the Registrant is filing the financial statements of the business acquired as required to be filed by Item 9.01(a)(1) within seventy one days of the filing of the First Amendment.

(b)  Pro Forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Registrant is filing the pro forma financial information required by Item 9.01(b)(1) within seventy one days after the filing of the First Amendment.

(c)  Exhibits.

Listed below are all exhibits to this Current Report of Form 8-K.

Exhibit Number	Description

* 99.1	Winsonic Digital Cable Systems Networks, Ltd. f/k/a Winsonic Holdings, Ltd. financial statements
* 99.2	Winsonic Digital Media Group, Ltd. Pro Forma financial information
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSONIC DIGITAL MEDIA GROUP, LTD.

(Registrant)

Date: December 23, 2004

By: /s/ Winston Johnson

       Winston Johnson

        Chief Executive Officer